Exhibit 99.1

Superlatus Innovates $151 Billion US Snacking Market with Pulse-Based Protein Twists Under the Brave Robot Brand

TAMPA, FL, Aug. 24, 2023 –Superlatus Inc. (‘Superlatus’ or the ‘Company’) recently merged with TRxADE HEALTH, Inc. (NASDAQ: MEDS) and is gearing up to revolutionize the snack industry. The Company has unveiled its intent to introduce pulse-based twisted protein snacks through its Brave Robot brand. This disruptive innovation leverages the advanced food extrusion technology from Sapientia Technology, LLC (‘Sapientia’), a wholly-owned subsidiary of the Company.

Superlatus’ subsidiaries operate complementary businesses and exhibit synergies; the Company has designed the overall growth and expansion strategy to leverage these inherent advantages to generate superior returns, drive growth, and enhance competitiveness. To exploit the combined power of unique food technology developed by well-known scientist Dr. Gino Bortone, inventor of Cheetos Frito-Lay’s Twisted Cheetos, and to leverage the widespread popularity and distribution of the Brave Robot brand, the Company expects to be successful in the snack food sector, projected to be worth a staggering $736 billion by 2026.

Serving as Superlatus’ Chief Technology Officer, Dr. Eugenio Bortone’s credentials are unmatched. As an acclaimed food scientist and extrusion specialist, he’s credited with four pioneering patents focusing on the unique shape and texture of “protein curls” and crispy puff-style snacks. During his tenure at Frito Lay, Dr. Bortone was the brain behind several blockbuster products, including the iconic Twisted Cheetos.

“Over 100,000 schools and institutions serve school lunches to 29.6 million students daily. We know soft drinks and traditional chips are the most frequent items sold in vending machines at school,” said Superlatus interim CEO Tim Alford. “By dominating and leading the better-for-you (BFY) snack category in the schools, colleges, and universities across the continental United States, we have the unique opportunity to grow rapidly as our products have a long shelf-life, no chemicals, and there are no freezing costs.”

The pulse-based twisted protein snack under the Brave Robot portfolio will be well-positioned to solve the problem of empty calories with tasty snacks. When compared to traditional snacks, it will have 25% less calories (112 calories), over 300% more protein (8 g), 200% fiber (3 g), 40% less fat (6 g), 67% less saturated fat (0.5 g), 20% less sodium (200 mg), at an affordable price point of less than $2.00 per bag. As a proof of concept, The pulse-based twisted protein snacks are already being sold in 300 Federated Co-Operatives in Canada under different private labels. The Company expects to market the Brave Robot snacks in the United States in early 2024.

About The Urgent Company

The Urgent Company is a new type of CPG company with a singular focus on the next generation of consumer brands that harness the latest in innovation and science to create revolutionary, delicious, and sustainable animal-free foods with less impact on the planet. The Urgent Company made its marketplace premiere with the launch of Brave Robot, a revolutionary ice cream made with Perfect Day’s non-animal whey protein, which uses science and a little bit of technology to remove animals from the equation without sacrificing the indulgent taste and texture of dairy. Visit The Urgent Company to learn more.

About Brave Robot

Brave Robot is the premier brand from The Urgent Company, a new type of CPG company with a singular focus on discovering new applications for science and technology that make better, more sustainable products, starting with food. Unlike plant-based alternatives that don’t taste like dairy, Brave Robot is evolving how ice cream is made to be sustainable and delicious. Made with animal-free whey protein from Perfect Day, Brave Robot isn’t like dairy. It is dairy, just without the cow - meaning it’s also lactose-free and vegan-friendly. Visit Brave Robot to learn more.

About Superlatus, Inc.

Superlatus is a diversified food technology company with distribution capabilities. We scale food innovation and transformational change to our food systems to optimize food security and population health via innovative CPG products, agrotech, food tech, plant-based proteins, and alt-proteins. We provide industry-leading processing and forming technologies that create high-nutrition, high-taste, and textured foods. Our management team comprises world-class food executives with an unparalleled understanding of technology and taste. For more information on Superlatus, please visit Superlatus to learn more.

About TRxADE HEALTH, INC.

TRxADE HEALTH (NASDAQ: MEDS) is a health services IT company focused on digitalizing the retail pharmacy experience by optimizing drug procurement, the prescription journey and patient engagement in the US. The Company operates the TRxADE drug procurement marketplace serving approximately 14,500+ members nationwide, fostering price transparency and under the Bonum Health brand, offering patient centric telehealth services. The Company plans to exit the health services IT business. For more information on TRxADE HEALTH, please visit the Company’s IR website at investors.trxadegroup.com.

Forward-Looking Statements

This press release contains certain statements that may be deemed to be “forward-looking statements” within the federal securities laws, including the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Statements that are not historical are forward- looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to future events or our future performance or future financial condition. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about our Company, our industry, our beliefs and our assumptions. Such forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” or the negative of these terms or other similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are subject to a number of risks and uncertainties (some of which are beyond our control) that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward-looking statements. These risks include risks relating to agreements with third parties; our ability to raise funding in the future, as needed, and the terms of such funding, including potential dilution caused thereby; our ability to continue as a going concern; security interests under certain of our credit arrangements; our ability to maintain the listing of our common stock on the Nasdaq Capital Market; claims relating to alleged violations of intellectual property rights of others; the outcome of any current legal proceedings or future legal proceedings that may be instituted against us; unanticipated difficulties or expenditures relating to our business plan; and those risks detailed in TRxADE’s most recent Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission.

Forward-looking statements speak only as of the date they are made. The TRxADE undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as otherwise provided by law.

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